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                                                                    EXHIBIT 23.1


[PRICEWATERHOUSECOOPERS LETTERHEAD]

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-3 of Harmony Gold Mining Company Limited of our report dated December 6, 2002 relating to the financial statements of Harmony Gold Mining Company Limited which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS INC.
PRICEWATERHOUSECOOPERS INC.
Chartered Accountants (SA)
Registered Accountants & Auditors

[PRICEWATERHOUSECOOPERS LETTERHEAD FOOTER]